Exhibit 99.1

FTI Consulting, Inc.

500 East Pratt Street

Suite 1400

Baltimore, Maryland 21202

(410) 951-4800

FOR FURTHER INFORMATION:

AT FTI CONSULTING:	AT FINANCIAL DYNAMICS:
Jack Dunn, President & CEO	Investors: Gordon McCoun
(410) 951-4883	Media: Evan Goetz, Melissa Merrill
(212) 850-5600

For Immediate Release

FTI CONSULTING FILES FOR AUTOMATIC EXTENSION ON 10-K FILING

Baltimore, MD – March 1, 2007 - FTI Consulting, Inc. (NYSE: FCN), announced today that it has filed a Form 12b-25 with the Securities and Exchange Commission for an automatic 15 day extension to file its Annual Report on Form 10-K for the year ended December 31, 2006.

The additional time is required to complete certain additional disclosure regarding the Company’s subsidiaries relating to the guarantees of the Company’s 2005 and 2006 senior notes and 2005 convertible notes. This additional disclosure will have no effect on the financial results for the year ended December 31, 2006 (as reported by the Company in its earnings press release and accompanying financial tables issued on February 15, 2007) or any other period.

The Company intends to file its Annual Report on Form 10-K within the 15-day extension period.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in these forward-looking statements. Important factors known to the Company that could cause such material differences are identified and discussed from time to time in the Company’s filings with the SEC. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any future disclosure the Company makes in future reports to the SEC.

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